UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 18, 2013

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the disclosure under Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2012, Nuance Communications, Inc. (the “Company”) filed its definitive proxy statement relating to its annual meeting of stockholders to be held on January 25, 2013.

In response to shareholder feedback, the Company’s Compensation Committee has affirmed its commitment to pay-for-performance as follows:

•

The Company will align its fiscal 2013 Incentive for Pay bonus program to metrics that are separate from the goals established for the performance-based restricted stock units for all Executive Officers. Targets for Executive Officers’ performance-based restricted stock units for fiscal 2013 have already been established; therefore, the Compensation Committee will not amend due to the adverse tax implications to the company.

•	Future equity grants awarded to the CEO under the Company’s plan will include a long-term total shareholder return (TSR) performance target component.

In addition to the above actions, effective with fiscal year 2013, the Executive Officers of the Company will no longer receive any tax gross-ups on their financial planning reimbursements and wellness benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: January 18, 2013	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer